EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation in this Registration Statement on Form S-3 of our report dated March 30, 1994 on our audit of the consolidated financial statements for the year ended December 31, 1993 of Gerrity Oil & Gas Corporation, appearing in the amended registration statement on Form S-4 of Patina Oil & Gas Corporation (Registration Statement No. 333-572) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.






COOPERS & LYBRAND LLP

Denver, Colorado
August 6, 1996